Exhibit 10.1
Mellanox Technologies Ltd.
1999 United States Equity Incentive Plan
Adopted August 26, 1999
Amended September 3, 2004
Approved By Shareholders [August 26, 1999]
Termination Date: August 25, 2009
1. Purposes.
     (a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.
     (b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Ordinary Shares through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock.
     (c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
2. Definitions.
     (a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
     (b) “Board” means the Board of Directors of the Company.
     (c) “Code ” means the Internal Revenue Code of 1986, as amended.
     (d) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).
     (e) “Company” means Mellanox Technologies Ltd., an Israeli corporation.
     (f) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.
     (g) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.
     (h) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.
     (i) “Director” means a member of the Board of Directors of the Company.
     (j) “Disability” means (i) before the Listing Date, the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate of the Company because of the sickness or injury of the person and (ii) after the Listing Date, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
     (k) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
     (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (m) “Fair Market Value” means, as of any date, the value of the Ordinary Shares determined as follows:
          (i) If the Ordinary Shares are listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of an Ordinary Share shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Ordinary Shares) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii) In the absence of such markets for the Ordinary Shares, the Fair Market Value shall be determined in good faith by the Board.
          (iii) Prior to the Listing Date, the value of the Ordinary Shares shall be determined in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.
     (n) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     (o) “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.
     (p) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
     (q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
     (r) “Officer” means (i) before the Listing Date, any person designated by the Company as an officer and (ii) on and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (s) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
     (t) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.
     (u) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (v) “Ordinary Shares” means the Ordinary Shares of nominal value NIS 0.01 each of the Company.
     (w) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
     (x) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
     (y) “Plan” means this Mellanox Technologies Ltd. 1999 United States Equity Incentive Plan.
     (z) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
     (aa) “Securities Act” means the Securities Act of 1933, as amended.
     (bb) “Stock Award” means any right granted under the Plan, including an Option, a stock bonus and a right to acquire restricted stock.
     (cc) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.
     (dd) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
3. Administration.
     (a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Any interpretation of the Plan by the Board and any decision by the Board under the Plan shall be final and binding on all persons. Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.
     (b) Powers of Board.

          (i) The Board shall have full power and authority (1) to designate Participants; (2) to determine the terms and provisions of respective Stock Award Agreements (which need not be identical) including, but not limited to, the number of Ordinary Shares in the Company to be covered by each Stock Award, the time(s) when and the extent to which the Stock Awards may be exercised, any conditions upon which the vesting of the Ordinary Shares acquired pursuant to a Stock Award may be accelerated, and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (3) to accelerate the right of a Participant to exercise, in whole or in part, any previously granted Stock Award; (4) to interpret the provisions and supervise the administration of the Plan; (5) to determine the Fair Market Value of the Ordinary Shares; (6) to designate Options as Incentive Stock Options or Nonstatutory Stock Options; and (7) to determine any other matter which is necessary or desirable for, or incidental to administration of the Plan.
          (ii) All decisions and selections made by the Board or the Committee pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or the Committee relating to any Stock Award to be granted to that member. Any decision reduced to writing and signed by a majority of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.
          (iii) The interpretation and construction by the Board of any provision of the Plan or of any Stock Award thereunder shall be final and conclusive unless otherwise determined by the Board.
          (iv) Subject to the Company decision, each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by such member, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.
     (c) Delegation to Committee.
          (i) General. The Board may delegate administration of the Plan to a Committee or Committees of two (2) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The Committee shall select one of its members as its chairman (“the Chairman”) and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.
          (ii) Committee Composition when Ordinary Shares are Publicly Traded. At such time as the Ordinary Shares are publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or) (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.
4. Shares Subject to the Plan.
     (a) Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Ordinary Shares, the number of Ordinary Shares that may be issued pursuant to Stock Awards pursuant to the Plan and pursuant to the Mellanox Technologies Ltd. 1999 Israeli Share Option Plan shall not exceed in the aggregate two million two hundred seventy thousand (2,270,000) Ordinary Shares.
     (b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Ordinary Shares not acquired under such Stock Award shall revert to and again become available for issuance under the Plan and under the Mellanox Technologies Ltd. 1999 Israeli Share Option Plan.
     (c) Source of Shares. The Ordinary Shares subject to the Plan and to the Mellanox Technologies Ltd. 1999 Israeli Share Option Plan may be unissued shares or reacquired shares, bought on the market or otherwise, if permitted by law.
     (d) Share Reserve Limitation. Prior to the Listing Date and to the extent then required by Section 260.140.45 of Title 10 of the California Code of Regulations, the total number of Ordinary Shares issuable upon exercise of all outstanding Stock Awards and the total number of Ordinary Shares provided for under any stock bonus or similar plan of the Company shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Section 260.140.45 of Title 10 of the California Code of Regulations, based on the Ordinary Shares that are outstanding at the time the calculation is made.1
5. Eligibility.
     (a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
     (b) Ten Percent Shareholders.
          (i) A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Ordinary Shares at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
          (ii) Prior to the Listing Date, a Ten Percent Stockholder shall not be granted a Nonstatutory Stock Option unless the exercise price of such Option is at least (i) one hundred ten percent (110%) of the Fair Market Value of the Ordinary Shares at the date of grant or (ii) such lower percentage of the Fair Market Value of the Ordinary Shares at the date of grant as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the Option.
          (iii) Prior to the Listing Date, a Ten Percent Stockholder shall not be granted a restricted stock award unless the purchase price of the restricted stock is at least (i) one hundred percent (100%) of the Fair Market Value of the Ordinary Shares at the date of grant or (ii) such lower percentage of the Fair Market Value of the Ordinary Shares at the date of grant as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the Option.
     (c) Consultants.
          (i) Prior to the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another

[1]	Section 260.140.45 generally provides that the total number of shares issuable upon exercise of all outstanding options (exclusive of certain rights) and the total number of shares called for under any stock bonus or similar plan shall not exceed a number of shares which is equal to 30% of the then outstanding shares of the issuer (convertible preferred or convertible senior common shares counted on an as if converted basis), exclusive of shares subject to promotional waivers under Section 260.141, unless a percentage higher than 30% is approved by at least two-thirds of the outstanding shares entitled to vote.

exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.
          (ii) From and after the Listing Date, a Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.
          (iii) Rule 701 and Form S-8 generally are available to consultants and advisors only if (1) they are natural persons; (2) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or (for Rule 701 purposes only) majority-owned subsidiaries of the issuer’s parent; and (3) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.
6. Option Provisions.
     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Ordinary Shares purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
     (a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Shareholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
     (b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Ordinary Shares subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
     (c) Exercise Price of a Nonstatutory Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Shareholders, the exercise price of each Nonstatutory

Stock Option granted prior to the Listing Date shall be not less than eighty-five percent (85%) of the Fair Market Value of the Ordinary Shares subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option granted on or after the Listing Date shall be not less than eighty-five percent (85%) of the Fair Market Value of the Ordinary Shares subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
     (d) Consideration. The purchase price of Ordinary Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) in any other form of legal consideration that may be acceptable to the Board.
     (e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
     (f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option granted prior to the Listing Date shall not be transferable except by will or by the laws of descent and distribution and, to the extent provided in the Option Agreement, to such further extent as permitted by Section 260.140.41(d) of Title 10 of the California Code of Regulations at the time of the grant of the Option, and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. A Nonstatutory Stock Option granted on or after the Listing Date shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
     (g) Vesting Generally. The total number of Ordinary Shares subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of Ordinary Shares as to which an Option may be exercised.
     (h) Minimum Vesting Prior to the Listing Date. Notwithstanding the foregoing subsection 6(g), to the extent that the following restrictions on vesting are required by Section

260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then:
          (i) Options granted prior to the Listing Date to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of Ordinary Shares at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment; and
          (ii) Options granted prior to the Listing Date to Officers, Directors or Consultants may be made fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company.
     (i) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days for Options granted prior to the Listing Date unless such termination is for cause), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.
     (j) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of Ordinary Shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.
     (k) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months for Options granted prior to the Listing Date) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.
     (l) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months for Options granted prior to the Listing Date) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
     (m) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the Ordinary Shares subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in subsection 10(h), any unvested Ordinary Shares so purchased may be subject to a repurchase option in favor of the Repurchaser as defined in Section 14(b)(i) below or to any other restriction the Board determines to be appropriate.
7. Provisions of Stock Awards Other Than Options.
     (a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.
          (ii) Vesting. Subject to the “Repurchase Limitation” in subsection 10(h), Ordinary Shares awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.
          (iii) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in subsection 10(h), in the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the Ordinary Shares held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.
          (iv) Transferability. For a stock bonus award made before the Listing Date, rights to acquire Ordinary Shares under the stock bonus agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. For a stock bonus award made on or after the Listing Date, rights to acquire Ordinary Shares under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Ordinary Shares awarded under the stock bonus agreement remain subject to the terms of the stock bonus agreement.
     (b) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Purchase Price. Subject to the provisions of subsection 5(b) regarding Ten Percent Shareholders, the purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. For restricted stock awards made prior to the Listing Date, the purchase price shall not be less than eighty-five percent (85%) of the Ordinary Shares’ Fair Market Value on the date such award is made or at the time the purchase is consummated. For restricted stock awards made on or after the Listing Date, the purchase price shall not be less than eighty-five percent (85%) of the Ordinary Shares’ Fair Market Value on the date such award is made or at the time the purchase is consummated.
          (ii) Consideration. The purchase price of Ordinary Shares acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion.
          (iii) Vesting. Subject to the “Repurchase Limitation” in subsection 10(h), Ordinary Shares acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.
          (iv) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in subsection 10(h), in the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the Ordinary Shares held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.
          (v) Transferability. For a restricted stock award made before the Listing Date, rights to acquire Ordinary Shares under the restricted stock purchase agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. For a restricted stock award made on or after the Listing Date, rights to acquire Ordinary Shares under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Ordinary Shares awarded under the restricted stock purchase agreement remain subject to the terms of the restricted stock purchase agreement.
8. Covenants of the Company.
     (a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of Ordinary Shares required to satisfy such Stock Awards.
     (b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell Ordinary Shares upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Ordinary Shares issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Ordinary Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise of such Stock Awards unless and until such authority is obtained.
9. Use of Proceeds From Stock.
     Proceeds from the sale of Ordinary Shares pursuant to Stock Awards shall constitute general funds of the Company.
10. Miscellaneous.
     (a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.
     (b) Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.
     (c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Articles of Association of the Company or the Articles of Association or Bylaws of an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
     (d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
     (e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Ordinary Shares under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Ordinary Shares subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Ordinary Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the Ordinary Shares upon the exercise or acquisition of Ordinary Shares under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Ordinary Shares.
     (f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Ordinary Shares under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Ordinary Shares from the Ordinary Shares otherwise issuable to the participant as a result of the exercise or acquisition of Ordinary Shares under the Stock Award in an amount not to exceed the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered Ordinary Shares that have been held by the Participant for a period of not less than six months prior to the date of delivery, in an amount not to exceed the minimum amount of tax required to be withheld by law.
     (g) Information Obligation. Prior to the Listing Date, to the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually. This subsection 10(g) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.
     (h) Repurchase Limitation. The terms of any repurchase option shall be specified in the Stock Award and may be either at Fair Market Value at the time of repurchase or at not less than the original purchase price. To the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations at the time a Stock Award is made, any repurchase option contained in a Stock Award granted prior to the Listing Date to a person who is not an Officer, Director or Consultant shall be upon the terms described below:
          (i) Fair Market Value. If the repurchase option gives the Company the right to repurchase the Ordinary Shares upon termination of employment at not less than the Fair Market Value of the Ordinary Shares to be purchased on the date of termination of Continuous Service, then (i) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the Ordinary Shares within ninety (90) days of termination of Continuous Service (or in the case of Ordinary Shares issued upon exercise of Stock Awards after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”) and (ii) the right terminates when the Ordinary Shares become publicly traded.
          (ii) Original Purchase Price. If the repurchase option gives the Company the right to repurchase the Ordinary Shares upon termination of Continuous Service at the original purchase price, then (i) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the Ordinary Shares per year over five (5) years from the date the Stock Award is granted (without respect to the date the Stock Award was exercised or became exercisable) and (ii) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the Ordinary Shares within ninety (90) days of termination of Continuous Service (or in the case of Ordinary Shares issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”).
11. Adjustments upon Changes in Stock.
     (a) Capitalization Adjustments. If any change is made in the Ordinary Shares subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of             shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Ordinary Shares subject to such outstanding Stock Awards. The

Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)
     (b) Adjustments.
          (i) In the event of a merger of the Company with or into another corporation, or Company while unexercised Stock Awards remain outstanding under the Plan, each outstanding Stock Award shall be assumed or there shall be substituted for the Ordinary Shares subject to the unexercised portions of such outstanding Stock Awards an appropriate number of shares of each class of shares or other securities of the successor company (or a parent or subsidiary of the successor company) that were distributed to the shareholders of the Company in respect of such shares, and appropriate adjustments shall be made in the exercise price per share to reflect such action, all as will be determined by the Board whose determination shall be final.
          (ii) Notwithstanding the above and subject to any applicable law, the Board, in its discretion, may determine that there shall be a clause in a Stock Award Agreement instructing that, if in any such transaction as described in subsection 11(b)(i) above, the successor company (or parent or subsidiary of the successor company) does not agree to assume or substitute for the Stock Award, the vesting and, if applicable, exercisability of the Ordinary Shares subject to such Stock Award shall be accelerated so that any unvested Ordinary Shares shall be immediately vested in full as of the date ten (10) days prior to the effective date of such transaction.
          (iii) For the purposes of subsection 11(b)(i) above, the Stock Award shall be considered assumed or substituted if, following the merger or acquisition, the Stock Award confers the right to purchase or receive, for each Ordinary Share subject to the Stock Award immediately prior to the merger or acquisition, the consideration (whether shares, options, cash, or other securities or property) received in the merger or acquisition by holders of Ordinary Shares for each Ordinary Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if such consideration received in the merger or acquisition is not solely ordinary shares (or their equivalent) of the successor company or its parent or subsidiary, the Board may, with the consent of the successor company, provide for the consideration to be received upon the exercise of the Stock Award to be solely ordinary shares (or their equivalent) of the successor company or its parent or subsidiary equal in fair market value to the per Ordinary Share consideration received by holders of a majority of the outstanding Ordinary Shares in the merger or acquisition; and provided further that the Board may determine, in its discretion, that in lieu of such assumption or substitution of Stock Awards for stock awards of the successor company or its parent or subsidiary, such Stock Awards will be substituted for any other type of asset or property including cash that is fair under the circumstances.
          (iv) If the Company is liquidated or dissolved while unexercised Stock Awards remain outstanding under the Plan, then the Board, in its discretion, may determine that such outstanding Stock Awards may be exercised in full by the Participants as of the effective date of any such liquidation or dissolution of the Company without regard to the vesting schedule of the Stock Award, by the Participants giving notice in writing to the Company of their intention to so exercise.
          (v) If the Company is liquidated or dissolved while Ordinary Shares acquired pursuant to Stock Awards remain unvested, then the Board, in its discretion, may determine that such unvested Ordinary Shares shall be deemed to be vested as of the effective date of any such liquidation or dissolution of the Company without regard to the vesting schedule of the Stock Award.
     (c) Bring Along Right. Anything herein to the contrary notwithstanding, if prior to the completion of a public offering of the Company’s shares, all or substantially all of the shares of the Company are to be sold, or upon a merger or reorganization or the like, all or substantially all of the shares of the Company are to be exchanged for securities of another Company (a “Transaction”), then each Participant shall be obliged to sell or exchange, as the case may be, any Ordinary Shares such Participant purchased under the Plan, in accordance with the instructions issued by the Board in connection with the Transaction, whose determination shall be final.
12. Amendment of the Plan and Stock Awards.
     (a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Ordinary Shares, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.
     (b) Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deducibility of compensation paid to certain executive officers.
     (c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.
     (d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.
     (e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13. Termination or Suspension of the Plan.
     (a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
     (b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.
13A. Restriction on Sale.
     Notwithstanding anything to the the contrary herein, prior to the Listing Date, a Participant may not sell, pledge or otherwise transfer any             shares issued under this Plan, or any interest in such Shares, prior to the expiration of six (6) months from the date of issuance of such shares. Any sale, pledge or transfer of Shares after such six (6) month period shall be subject to the right of first refusal set forth below and any such relevant terms and restrictions as may be contained in the Company’s Articles of Association.
14. Right of First Refusal.
     (a) No Right of First Refusal for Participants. Notwithstanding anything to the contrary in the Articles of Association of the Company, none of the Participants shall have a right of first refusal in relation with any sale of shares in the Company.
     (b) Right of First Refusal for other Shareholders.
          (i) The sale of Ordinary Shares acquired by the Participants under the Plan shall be subject to the right of first refusal of other shareholders of the Company as set forth in the Articles of Association of the Company. In the event that the Articles of Association of the Company shall not contain any provision regarding rights of first refusal, then, unless otherwise provided by the Board, until such time as the Company shall effectuate a public offering of the Company’s shares, the sale of Ordinary Shares issuable upon exercise of a Stock Award shall be subject to a right of first refusal on the part of the Repurchaser(s). Repurchaser(s) means (i) the Company, if permitted by applicable laws; (ii) if the Company is not permitted by applicable laws, then any Affiliate designated by a unanimous decision reached by the Board; or (iii) if no unanimous decision is reached by the Board, then the Company existing shareholders (save, for avoidance of doubt, for other Participants who already have acquired Ordinary Shares pursuant to a Stock Award under the Plan), pro rata in accordance with their shareholding. The Participant shall give a notice of sale (the “Notice”) to the Company in order to offer the Ordinary Shares to the Repurchaser(s).
          (ii) The notice shall specify the name of each proposed purchaser or other Transferee (“Proposed Transferee”), the number of Ordinary Shares offered for sale, the price per Ordinary Share and the payment terms. The Repurchaser(s) will be entitled for thirty (30) days from the day of receipt of the Notice (the “30 Days Period”), to purchase all or part of the offered Ordinary Shares. If by the end of the 30 Days Period not all of the offered Ordinary Shares have been purchased by the Repurchase(s), the Participant will be entitled to sell such Ordinary Shares at any time during the ninety (90) days following the end of the 30 Days Period on terms not more favorable than those set out in the Notice, provided that the Proposed Transferee agrees in writing that the provisions of this subsection 14(b) shall continue to apply to the Ordinary Shares in the hands of such Proposed Transferee.
15. Effective Date of Plan.
     The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.
16. Choice of Law.
     The law of Israel shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

MELLANOX TECHNOLOGIES, LTD.
EARLY EXERCISE STOCK PURCHASE AGREEMENT
(1999 United States Equity Incentive Plan)
     This Agreement is made by and between Mellanox Technologies, Ltd., an Israeli corporation (the “Company”), and ___ (“Purchaser”).
Witnesseth:
     Whereas, Purchaser holds a stock option dated ____ to purchase ordinary Shares of the Company (the “Option”) pursuant to the Company’s 1999 United States Equity Incentive Plan (the “Plan”); and
     Whereas, the Option consists of a Stock Option Grant Notice and a Stock Option Agreement; and
     Whereas, Purchaser desires to exercise the Option on the terms and conditions contained herein; and
     Whereas, Purchaser wishes to take advantage of the early exercise provision of the Purchaser’s Option and therefore to enter into this Agreement;
     Now, therefore, it is agreed between the parties as follows:
     1. Incorporation of Plan and Option by Reference. This Agreement is subject to all of the terms and conditions as set forth in the Plan and the Option. If there is a conflict between the terms of this Agreement and/or the Option and the terms of the Plan, the terms of the Plan shall control. If there is a conflict between the terms of this Agreement and the terms of the Option, the terms of the Option shall control. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. Defined terms not explicitly defined in this Agreement or the Plan but defined in the Option shall have the same definitions as in the Option.
     2. Purchase and Sale of Ordinary Shares.
          (a) Agreement To Purchase And Sell Ordinary Shares. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, Ordinary Shares of the Company (the “Shares”) in accordance with the Notice of Exercise duly executed by Purchaser and attached hereto as Exhibit A.
          (b) Closing. The closing hereunder, including payment for and delivery of the Ordinary Shares, shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree; provided, however, that if shareholder approval of the Plan is required before the Option may be exercised, then the Option may not be exercised, and the closing shall be delayed, until such shareholder

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approval is obtained. If such shareholder approval is not obtained within the time limit specified in the Plan, then this Agreement shall be null and void.
     3. Unvested Share Repurchase or Assignment Option.
          (a) Repurchase Option. In the event Purchaser’s Continuous Service terminates, then the Company shall have an irrevocable option (the “Repurchase Option”) for a period of ninety (90) days after said termination (or in the case of shares issued upon exercise of the Option after such date of termination, within ninety (90) days after the date of the exercise), or such longer period as may be agreed to by the Company and the Purchaser, to repurchase from Purchaser or Purchaser’s personal representative, as the case may be, or, at its sole discretion, assign to one or more individuals and/or entities (each, an “Assignee”), the right to purchase from Purchaser or Purchaser’s personal representative, those shares that Purchaser received pursuant to the exercise of the Option that have not as yet vested as of such termination date in accordance with the Vesting Schedule indicated on Purchaser’s Stock Option Grant Notice (the “Unvested Shares”).
          (b) Shares Repurchasable or Assignable at Purchaser’s Original Exercise Price. The Company or the Assignee(s), as the case may be, may repurchase all or any of the Unvested Shares at a price equal to the Purchaser’s Exercise Price (“Option Price”) for such shares as indicated on Purchaser’s Stock Option Grant Notice or may assign to the Assignee(s) the right to purchase any Unvested Shares at the Option Price.
     4. Exercise of Repurchase Option. The Repurchase Option shall be exercised by written notice signed by an Officer of the Company and delivered or mailed as provided herein. Such notice shall identify the number of Ordinary Shares to be purchased, the identity of the Assignee(s) of the Repurchase Option, if any, and shall notify Purchaser of the time, place and date for settlement of such purchase, which shall be scheduled by the Company or the Assignee(s), as the case may be, within the term of the Repurchase Option set forth above. The Company shall be entitled to pay for any Ordinary Shares purchased pursuant to its Repurchase Option, at the Company’s option, in cash or by offset against any indebtedness owing to the Company by Purchaser (including without limitation any Note given in payment for the Ordinary Shares), or by a combination of both. Upon delivery of such notice and payment of the purchase price, the Company or Assignee(s), as the case may be, shall become the legal and beneficial owner(s) of the Ordinary Shares being (re)purchased and all rights and interest therein or related thereto, and the Company or Assignee(s), as the case may be, shall have the right to transfer to its own name the Ordinary Shares being (re)purchased by the Company or the Assignee(s), as the case may be, without further action by Purchaser. As a condition to the Company’s obligations under this Agreement, the spouse of the Purchaser, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit C.
     5. Capitalization Adjustments to Ordinary Shares. In the event of a “Capitalization Adjustment” affecting the Company’s outstanding Ordinary Shares as a class as designated in the Plan, then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of Ordinary Shares shall be immediately subject to the Repurchase Option and be included in the word “Ordinary Shares” for all purposes of the Repurchase Option with the same force and effect as the Ordinary Shares

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presently subject to the Repurchase Option, but only to the extent the Ordinary Shares are, at the time, covered by such Repurchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Ordinary Shares upon exercise of the Repurchase Option shall be appropriately adjusted.
     6. Change in Control. In the event of a “Change in Control” as designated in the Plan, then the Repurchase Option may be assigned by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such Change in Control. To the extent the Repurchase Option remains in effect following such Change in Control, it shall apply to the new capital stock or other property received in exchange for the Ordinary Shares in consummation of the Change in Control, but only to the extent the Ordinary Shares was at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Option to reflect the Change in Control upon the Company’s capital structure; provided, however, that the aggregate Option Price shall remain the same.
     7. Rights of Purchaser. Subject to the provisions of the Option, Purchaser shall exercise all rights and privileges of a shareholder of the Company with respect to the Shares. Purchaser shall be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company’s Repurchase Option.
     8. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Ordinary Shares while the Ordinary Shares are subject to the Repurchase Option. After any Ordinary Shares have been released from the Repurchase Option, Purchaser shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Ordinary Shares except in compliance with the provisions herein and applicable securities laws. Furthermore, the Ordinary Shares shall be subject to any right of first refusal in favor of the Company or its assignees that may be contained in the Company’s Bylaws.
     9. Restrictive Legends. All certificates representing the Ordinary Shares shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):
          (a)“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”
          (b)“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY

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MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”
          (c) Any legend required by appropriate blue sky officials.
     10. Investment Representations. In connection with the purchase of the Ordinary Shares, Purchaser represents to the Company the following:
          (a)Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Ordinary Shares. Purchaser is acquiring the Ordinary Shares for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.
          (b)Purchaser understands that the Ordinary Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.
          (c) Purchaser further acknowledges and understands that the Ordinary Shares must be held indefinitely unless the Ordinary Share are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser understands that the certificate evidencing the Ordinary Shares will be imprinted with a legend that prohibits the transfer of the Ordinary Shares unless the Ordinary Shares are registered or such registration is not required in the opinion of counsel for the Company.
          (d) Purchaser is familiar with the provisions of Rules 144 and 701, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the securities exempt under Rule 701 may be sold by Purchaser ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the market stand-off provision described in Purchaser’s Stock Option Agreement.
     In the event that the sale of the Ordinary Shares does not qualify under Rule 701 at the time of purchase, then the Ordinary Shares may be resold by Purchaser in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after the Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.
          (e) Purchaser further understands that at the time Purchaser wishes to sell the Ordinary Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current

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information requirements of Rule 144 or 701, and that, in such event, Purchaser would be precluded from selling the Ordinary Shares under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.
     11. Section 83(b) Election. Purchaser understands that Section 83(a) of the Code, taxes as ordinary income the difference between the amount paid for the Ordinary Shares and the fair market value of the Ordinary Shares as of the date any restrictions on the Ordinary Shares lapse. In this context, “restriction” includes the right of the Company to buy back the Ordinary Shares pursuant to the Repurchase Option set forth above. Purchaser understands that Purchaser may elect to be taxed at the time the Ordinary Share are purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Ordinary Shares at the time of the execution of this Agreement equals the amount paid for the Ordinary Shares, the 83(b) Election must be made to avoid income under Section 83(a) in the future. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that Purchaser must file an additional copy of such 83(b) Election with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Ordinary Shares hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death. Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Ordinary Shares.
     12. Refusal to Transfer. The Company shall not be required (a) to transfer on its books any Ordinary Shares of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.
     13. No Employment Rights. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser’s employment for any reason at any time, with or without cause and with or without notice.
     14. Miscellaneous.
          (a) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or sent by telegram or fax or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at such party’s address hereinafter shown below its signature or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

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          (b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns. The Company may assign the Repurchase Option hereunder at any time or from time to time, in whole or in part.
          (c) Attorneys’ Fees; Specific Performance. Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees. It is the intention of the parties that the Company, upon exercise of the Repurchase Option and payment of the Option Price, pursuant to the terms of this Agreement, shall be entitled to receive the Ordinary Shares, in specie, in order to have such Ordinary Shares available for future issuance without dilution of the holdings of other shareholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Ordinary Shares and that the Company shall, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Ordinary Shares.
          (d) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.
          (e) Further Execution. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.
          (f) Independent Counsel. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Latham & Watkins, counsel to the Company and that Latham & Watkins does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement.
          (g) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.
          (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of

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the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
     (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     In witness whereof, the parties hereto have executed this Agreement as of ________________.

Mellanox Technologies, Ltd.

By

Title

Address:	P.O. Box 586
Yokneam 20692
Israel

Purchaser

Address:

7

Attachments:

Exhibit A	Notice of Exercise

Exhibit B	Assignment Separate from Certificate

Exhibit C	Consent of Spouse

Exhibit A
NOTICE OF EXERCISE
Exh. A-1

NOTICE OF EXERCISE
(Standard Form)
Mellanox Technologies Ltd.
PO Box 586
Yokneam Israel, 20692
Date of Exercise:
Ladies and Gentlemen:
          This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Method of payment delivered herewith:	Cash ☐

$

          By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 1999 United States Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such Ordinary Shares are issued upon exercise of this option.
          I hereby make the following certifications and representations with respect to the number of Ordinary Shares of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

          I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and “control securities” under Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.
          I further acknowledge that I will not be able to resell the Shares for at least ninety (90) days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.
          I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Articles of Incorporation, Bylaws and/or applicable securities laws.
          I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by me, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to my Shares until the end of such period.
Very truly yours,

Exhibit B
STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE
Exh. B-1

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE
     For Value Received, the undersigned hereby sells, assigns and transfers unto Mellanox Technologies, Ltd., a corporation organized under the laws of Israel (the “Company”), pursuant to the Repurchase Option under that certain Early Exercise Stock Purchase Agreement, dated                      by and between the undersigned and the Company (the “Agreement”),                      (                    ) Ordinary Shares of the Company standing in the undersigned’s name on the books of the Company represented by Certificate No(s)                      and does hereby irrevocably constitute and appoint the Company’s Secretary attorney to transfer said Ordinary Shares on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of Ordinary Shares issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company’s Repurchase Option under the Agreement.
     Dated:

(Signature)

(Print Name)
(Instruction: Please do not fill in any blanks other than the “Signature” line and the “Print Name” line. The purpose of this Assignment is to enable the Company to exercise its Repurchase Option set forth in the Agreement without requiring additional signatures on the part of Purchaser.)

1

Exhibit C
CONSENT OF SPOUSE

1

CONSENT OF SPOUSE
     The undersigned spouse of Optionholder has read and hereby approves the terms and conditions of the Stock Option Grant Notice, the Stock Option Agreement and the United States Equity Incentive Plan. In consideration of the Company’s granting his or her spouse the right to purchase Ordinary Shares as set forth in this Stock Option Grant Notice, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of this Stock Option Grant Notice, the Plan and the Stock Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under this Stock Option Grant Notice, the Plan or this Stock Option Agreement.
Dated:

Spouse of Optionee

[Print Name]

2

Mellanox Technologies Ltd.
Stock Option Grant Notice
(1999 United States Equity Incentive Plan — Standard Form)
Mellanox Technologies Ltd. (the “Company”), pursuant to its 1999 United States Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of the Company’s Ordinary Shares set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	☐ Incentive Stock Option 1 ☐ Nonstatutory Stock Option

Exercise Schedule:	Early Exercise Permitted

Vesting Schedule:	1/4th of the shares vest one year after the Vesting Commencement Date. 1/48th of the shares vest monthly thereafter over the next three years.

Payment:	By one or a combination of the following items (described in the Stock Option Agreement):

By cash or check
Pursuant to a Regulation T Program if the Shares are publicly traded
By delivery of already-owned shares if the Shares are publicly traded
Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

Other Agreements:

Mellanox Technologies Ltd.		Optionholder:

By:

	Signature	Signature

Title:		Date:

Date:

Attachments: Stock Option Agreement, 1999 United States Equity Incentive Plan and Notice of Exercise

1	If this is an incentive stock option, it (plus your other outstanding incentive stock options) cannot be first exercisable for more than $100,000 in any calendar year. Any excess over $100,000 is a nonstatutory stock option.

Attachment I
Stock Option Agreement
See 1999 Plan Stock Option Agreement

Attachment II
See 1999 United States Equity Incentive Plan

Mellanox Technologies Ltd.
Stock Option Grant Notice
(1999 United States Equity Incentive Plan)
Mellanox Technologies Ltd. (the “Company”), pursuant to its 1999 United States Equity Incentive Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of the Company’s Ordinary Shares set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant[1]:	Incentive stock options or Nonstatutory stock options.

Exercise Schedule:	Early Exercise Permitted

Vesting Schedule:	1/4th of the shares vest one year after the Vesting Commencement Date. 1/48th of the shares vest monthly thereafter over the next three years.

If, in the event of a “Change of Control”, and within twelve (12) months thereafter, the Company terminates Optionholder’s employment without “Cause” or if Optionholder resigns for “Good Reason,” fifty percent (50%) of the shares subject to this option to purchase Ordinary Shares of the Company that are unvested on the date of such termination or resignation shall vest immediately upon such termination or resignation.

A “Change of Control” shall mean (i) a merger or consolidation of the Company, whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, approved by the shareholders of the Company.

“Cause” shall mean (1) Optionholder’s willful refusal or willful failure to comply with a lawful instruction of the Board, or (2) Optionholder’s conviction of any felony involving an act of moral turpitude. The Company may not terminate Optionholder for Cause unless the Company gives Optionholder written notice of its intent to terminate Optionholder for Cause with an explicit written explanation for all reasons for the for-Cause termination, and the Company, in good faith, permits Optionholder thirty (30) days to cure the alleged wrongs. If Optionholder cures the alleged wrongs, within thirty (30) days of such notice, Optionholder cannot be terminated for Cause.

“Good Reason” shall mean any of the following events which is not cured by the Company within 15 days after Optionholder gives written notice thereof to the Company: (i) any reduction of or failure to pay Optionholder’s base salary in effect immediately prior to the Change of Control; (ii) any other material breach by the Company of any material term of

[1]	If this is an incentive stock option, it (plus your other outstanding incentive stock options) cannot be first exercisable for more than $100,000 in any calendar year. Any excess over $100,000 is a nonstatutory stock option.

1

Optionholder’s employment with the Company; (iii) any material adverse change in Optionholder’s job titles, duties, responsibilities, status, reporting responsibilities or perquisites granted hereunder, without Optionholder’s consent; or (iv) any change in Optionholder’s principal work location which increases Optionholder’s one-way commute from home to the office by more than 50 miles. “Good Reason” shall cease to exist for an event on the 30th day following the later of its occurrence or Optionholder’s knowledge thereof, unless Optionholder has given the Company notice thereof prior to such date.

Payment:	By one or a combination of the following items (described in the Stock Option Agreement):

By cash or check
Pursuant to a Regulation T Program if the Shares are publicly traded
By delivery of already-owned shares if the Shares are publicly traded
Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

Other Agreements:

Mellanox Technologies Ltd.		Optionholder:

By:

	Signature	Signature

Title:		Date:

Date:

Attachments: Stock Option Agreement, 1999 United States Equity Incentive Plan and Notice of Exercise

Attachment I
See Stock Option Agreement

Mellanox Technologies Ltd.
1999 United States Equity Incentive Plan
Stock Option Agreement
(Incentive and Nonstatutory Stock Options)
     Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, Mellanox Technologies Ltd. (the “Company”) has granted you an option under its 1999 United States Equity Incentive Plan (the “Plan”) to purchase the number of the Company’s Ordinary Shares indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.
     The details of your option are as follows:
     1. Vesting. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.
     2. Number of Shares and Exercise Price. The number of Ordinary Shares subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.
     3. Exercise Prior to Vesting (“Early Exercise”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates that “Early Exercise” of your option is permitted) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your option, to exercise all or part of your option, including the nonvested portion of your option; provided, however, that:
          (a) a partial exercise of your option shall be deemed to cover first vested Ordinary Shares and then the earliest vesting installment of unvested Ordinary Shares;
          (b) any Ordinary Shares so purchased from installments that have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;
          (c) you shall enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and
          (d) if your option is an incentive stock option, then, as provided in the Plan, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the Ordinary Shares with respect to which your option plus all other incentive stock options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), your option(s) or portions

1

thereof that exceed such limit (according to the order in which they were granted) shall be treated as nonstatutory stock options.
     4. Method of Payment. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:
          (e) In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Ordinary Shares are publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Ordinary Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.
          (f) Provided that at the time of exercise the Ordinary Shares are publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned Ordinary Shares either that you have held for the period required to avoid a charge to the Company’s reported earnings (generally six months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such Ordinary Shares in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Ordinary Shares to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.
          (g) Pursuant to the following deferred payment alternative if Early Exercise is permitted:
               (i) Not less than one hundred percent (100%) of the aggregate exercise price, plus accrued interest, shall be due four (4) years from date of exercise or, at the Company’s election, upon termination of your Continuous Service.
               (ii) Interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any portion of any amounts other than amounts stated to be interest under the deferred payment arrangement.
               (iii) In order to elect the deferred payment alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a security agreement covering the purchased Ordinary Shares, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.]

     5. Whole Shares. You may exercise your option only for whole Ordinary Shares.
     6. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the Ordinary Shares issuable upon such exercise are then registered under the Securities Act or, if such Ordinary Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.
     7. Term. The term of your option commences on the Date of Grant and expires upon the earliest of the following:
          (h) three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three- (3-) month period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;
          (i) twelve (12) months after the termination of your Continuous Service due to your Disability;
          (j) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;
          (k) the Expiration Date indicated in your Grant Notice; or
          (l) the tenth (10th) anniversary of the Date of Grant.
     If your option is an incentive stock option, note that, to obtain the federal income tax advantages associated with an “incentive stock option,” the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an “incentive stock option” if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment terminates.
     8. Exercise.
          (m) You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.
          (n) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the Ordinary Shares are subject at the time of exercise, or (3) the disposition of Ordinary Shares acquired upon such exercise.
          (o) If your option is an incentive stock option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Ordinary Shares issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such Ordinary Shares are transferred upon exercise of your option.
          (p) By exercising your option you agree that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Ordinary Shares or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Ordinary Shares until the end of such period.
     9. Transferability. Your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.
     10. Right of First Refusal. Ordinary Shares that you acquire upon exercise of your option are subject to the right of first refusal that is described in the Plan.
     11. Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective shareholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

     12. Withholding Obligations.
          (q) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.
          (r) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested Ordinary Shares otherwise issuable to you upon the exercise of your option a number of whole Ordinary Shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of Ordinary Shares acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, Ordinary Shares shall be withheld solely from fully vested Ordinary Shares determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.
          (s) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such Ordinary Shares or release such Ordinary Shares from any escrow provided for herein.
     13. Notices. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.
     14. Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

Attachment II
See 1999 United States Equity Incentive Plan